Filed pursuant to Rule 433(d) Registration Statement No. 333-138237

CMLTI 2007-WFHE4

Term Sheet	Date Prepared: July [18], 2007

                                                                                                                               Citigroup Mortgage Loan Trust 2007-WFHE4 Asset-Backed Certificates,

Series 2007-WFHE4

Approximate Total Offered Size:   $[355,593,000]
Citigroup Global Markets Realty Corp.
Seller
Wells Fargo Bank N.A.
Servicer
Citigroup Mortgage Loan Trust Inc.
Depositor

Tranche	Amount(1)	Int. Type / Class(2)	Initial Credit Enhancement(4)	Ratings (Moodys/DBRS)		WAL (Call/ Mat)(3)		Window (Call/ Mat)(3)
OFFERED CERTIFICATES
A-1	141,882,000	FLT/SR/SEQ	19.15%	[Aaa]	[AAA]	1.00	1.00	1 - 22	1 - 22
A-2	53,518,000	FLT/SR/SEQ	19.15%	[Aaa]	[AAA]	2.00	2.00	22 – 28	22 - 28
A-3	50,536,000	FLT/SR/SEQ	19.15%	[Aaa]	[AAA]	3.00	3.00	28 – 53	28 – 53
A-4	54,321,000	FLT/SR/SEQ	19.15%	[Aaa]	[AAA]	6.19	7.38	53 – 85	53 – 195
M-1	11,142,000	Floating / Mezz	16.15%	[Aa1]	[AA (high)]	4.91	5.44	43 – 85	43 – 161
M-2	10,398,000	Floating / Mezz	13.35%	[Aa2]	[AA]	4.85	5.36	41 – 85	41 – 154
M-3	6,128,000	Floating / Mezz	11.70%	[Aa3]	[AA (low)]	4.81	5.30	41 – 85	41 – 147
M-4	5,756,000	Floating / Mezz	10.15%	[A1]	[A (high)]	4.78	5.26	40 – 85	40 – 142
M-5	5,385,000	Floating / Mezz	8.70%	[A2]	[A]	4.77	5.22	39 – 85	39 – 137
M-6	5,199,000	Floating / Mezz	7.30%	[A3]	[A (low)]	4.75	5.18	39 – 85	39 – 131
M-7	3,900,000	Floating / Mezz	6.25%	[Baa1]	[BBB (high)]	4.74	5.13	38 – 85	38 – 125
M-8	3,714,000	Floating / Mezz	5.25%	[Baa2]	[BBB]	4.73	5.08	38 – 85	38 – 119
M-9	3,714,000	Floating / Mezz	4.25%	[Baa3]	[BBB (low)]	4.73	5.02	38 – 85	38 - 112

(1)   Certificate sizes are subject to change (+/- 10%)
(2)   The Class A Certificates will bear interest at variable rates, and their respective margins will increase by 2x following the Optional Termination Date; the Class M Certificates will bear interest at variable rates and their margins will increase by 1.5x following the Optional Termination Date
(3)   Based on Pricing Prepayment Assumption
(4)   Includes Overcollateralization

Transaction Overview:
Sole Manager:	Citigroup Global Markets, Inc	Expected Pricing Date:	[July [ ], 2007]
Rating Agencies:	Moody’s / DBRS	Expected Settlement Date:	[July 31, 2007]
Trustee:	[U.S. Bank, National Association]	Trust Administrator	[Citibank N.A.]

For Further Information:

Mortgage Finance Taruna Reddy (212) 723-6748 Venkat Veerubhotla (212) 723-6662 Juliana Castelli (212) 723-6503 Brian Hugo (212) 723-6879	MBS Trading Stephen Weinstein (212) 723-6325 Phil Seares (212) 723-6325 Joanna Keh (212) 723-6325 Supriya Bajoria (212) 723-6325	MBS Structuring Shekhar Shah (212) 723-6325 Noel Doromal (212) 723-9026 Tai Wu (212) 723-5859

*All numbers are preliminary and subject to change.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Website at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling 1-877-858-5407.

This free writing prospectus does not contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure.  Any such assumptions are subject to change.

The information in this free writing prospectus may reflect parameters, metrics or scenarios specifically requested by you.  If so, prior to the time of your commitment to purchase, you should request updated information based on any parameters, metrics or scenarios specifically required by you.

This free writing prospectus is being delivered to you solely to provide you with information about the offering of the asset-backed securities referred to in this free writing prospectus and to solicit an indication of your interest in purchasing such securities, when, as and if issued.  Any such indication of interest will not constitute a contractual commitment by you to purchase any of the securities.  You may withdraw your indication of interest at any time.

TRANSACTION SUMMARY

Title of Securities:	Citigroup Mortgage Loan Trust 2007-WFHE4, Asset-Backed Certificates, Series 2007-WFHE4

Offered Certificates:
Approximately $[300,257,000]  senior floating-rate certificates (the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates) and approximately $[55,336,000]  mezzanine floating-rate certificates (the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates).

Non-Offered Certificates:	Class CE, Class P, Class R and Class R-X Certificates

Class A Certificates:	Class A-1, Class A-2, Class A-3 and Class A-4 Certificates.

Class M Certificates:	Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates

Seller:	Citigroup Global Markets Realty Corp.

Originator:	Wells Fargo Bank N.A. (100.00%)

Servicer:	Wells Fargo Bank N.A. Wells Fargo Bank N.A. currently has a Servicer Quality rating of “SQ1” by Moodys, a rating of “Strong” by S & P as a Primary Servicer of subprime residential mortgage loans

Depositor:	Citigroup Mortgage Loan Trust Inc.

Credit Risk Manager:
Clayton Fixed Income Services Inc. will act as the trust’s representative in advising the Servicer regarding certain delinquent and defaulted mortgage loans, and in monitoring and reporting to the trust administrator on the performance of such mortgage loans.

Trust Administrator:	Citibank N.A.

Trustee:	U.S. Bank, National Association

Cap Provider:	TBD

Swap Provider:	TBD

Mortgage Loans:
Approximately 2,187 adjustable-rate and fixed-rate, first and second lien, closed-end, subprime mortgage loans with an aggregate scheduled principal balance as of the Cut-off Date of approximately $371,377,068.

The characteristics of the pool of Mortgage Loans delivered on the Closing Date are not expected to differ materially from the characteristics of the Mortgage Loans described herein although the aggregate principal balance, range of mortgage rates, maturities and certain other characteristics of the Mortgage Loans set forth in this term-sheet may vary by as much as 10%.

Closing Date:	On or about July 31, 2007.

Distribution Dates:	25th of each month, or if such day is not a business day, the next succeeding business day, commencing in August 2007.

Cut-Off Date:	July 1, 2007.

Payment Delay:	The Offered Certificates have a 0 day delay.

Day Count:	The Offered Certificates are Actual/360.

Administrative Fee Rate:	Sum of the Servicing Fee Rate and Credit Risk Manager Fee Rate equal to approximately 0.52% per annum.

Denomination:	$25,000 and multiples of $1 in excess thereof.

Legal Final Maturity:	For all classes the legal final maturity is expected to be July 2037.

SMMEA Eligibility:	None of the Offered Certificates will be SMMEA eligible.

ERISA Eligibility:	All the Offered Certificates are expected to be ERISA eligible, subject to certain investor based exemptions.

Tax Status:	The Offered Certificates will be treated as REMIC regular interests for federal income tax purposes.

STRUCTURE SUMMARY

Structure:	Senior/Subordinate/Overcollateralization Structure

Prepayment Assumption:
Adjustable-Rate Mortgage Loans: 5.0% CPR in month 1, building to 27.0% CPR by month 12; 27.0% CPR for months 13-23; 60.0% CPR for months 24-27; 30.0% CPR for months 28 and thereafter.

Fixed-rate Mortgage Loans: 4.0% CPR growing to 23.0% CPR over 12 months and remaining at 23.0% CPR thereafter.

Pass-Through Rate:
➢  The monthly Pass-Through Rate for the Class A and Class M Certificates on each Distribution Date is the lesser of:
•  (1) the Formula Rate; and
•  (2) the Net WAC Cap for that Distribution Date
➢  The Formula Rate for the Class A and Class M Certificates is as follows:
•  On or prior to the Optional Termination Date:  The lesser of (i) 1-Month LIBOR plus a margin which will be set at pricing for the Class A and Class M Certificates and (ii) the maximum cap rate.
•  After the Optional Termination Date:  The lesser of (i)1-Month LIBOR plus 2x the initial margin for the Class A Certificates and 1-Month LIBOR plus 1.5x the initial margin for the Class M Certificates and (ii) the maximum cap rate.

Net WAC Cap:
The per annum rate (subject to adjustment based on the actual number of days elapsed in the related Interest Accrual Period) equal to (x) the weighted average of the Net Mortgage Rates of the Mortgage Loans minus (y) the Net Swap Payment or Swap Termination Payment (other than any Swap Termination Payment resulting from a Swap Provider Trigger Event), if any, made to the Swap Provider by the Trust, expressed as a percentage, equal to a fraction, the numerator of which is equal to any such Net Swap Payment or Swap Termination Payment made to the Swap Provider by the Trust and the denominator of which is equal to the aggregate principal balance of the Mortgage Loans, multiplied by 12.

Maximum Cap Rate:
The Maximum Cap Rate for any Distribution Date is a per annum rate (adjusted for the actual number of days in the related Interest Accrual Period), equal to the weighted average of the Maximum Net Mortgage Rates on the then outstanding Mortgage Loans, minus the Net Swap Payment or Swap Termination Payment (other than any Swap Termination Payment resulting from a Swap Provider Trigger Event), if any, made to the Swap Provider by the Trust, expressed as a percentage, equal to a fraction, the numerator of which is equal to any such Net Swap Payment or Swap Termination Payment made to the Swap Provider by the Trust and the denominator of which is equal to the aggregate principal balance of the Mortgage Loans, multiplied by 12.

Net Mortgage Rate:	For each Mortgage Loan the applicable Mortgage Rate less the Administrative Fee Rate.

Maximum Net Mortgage Rate:
The Maximum Net Mortgage Rate on any mortgage loan is equal to the then applicable maximum mortgage rate (or the mortgage rate in the case of any fixed-rate mortgage loan) less the Administrative Fee Rate.

LIBOR Carryover Amount:
For any Distribution Date the excess, if any, of (i) the amount of interest the Class A and Class M Certificates would have accrued for such Distribution Date based on its respective Formula Rate, over (ii) the amount of interest the Certificates accrued for such Distribution Date based on the Net WAC Cap, plus the unpaid portion of any such excess from the immediately preceding Distribution Date plus interest accrued thereon at the respective Formula Rate for the most recently ended interest accrual period.

Interest Carry Forward Amount:
As of any Distribution Date, the sum of:
(x) the excess, if any, of the Accrued Certificate Interest and any Interest Carry Forward Amount for the prior Distribution Date, over the amount in respect of interest actually distributed on each class on such prior Distribution Date and
(y) interest on such excess at the applicable Pass-Through Rate on the basis of the actual number of days elapsed since the prior Distribution Date.

Excess Interest:
Excess Interest, to the extent it is not used for other required purposes, including to absorb realized losses on the Mortgage Loans, to cover certain interest shortfalls on the Certificates, to reimburse previously allocated losses, or to fund any Overcollateralization Deficiency, will be available to make distributions of the LIBOR Carryover Amount to the Certificates in an amount equal to any reductions in the amount of interest distributable to such holders caused by application of the Net WAC Cap.

Principal Payments for Class A Certificates:
Prior to the Stepdown Date or if a Trigger Event occurs, the Class A Certificates will receive ALL of the principal collected on the mortgage loans plus any Excess Interest from the mortgage loans required to maintain the Targeted Overcollateralization Amount.

On or after the Stepdown Date and assuming no Trigger Event is in effect, principal distributed to the Class A Certificates will be an amount described under Class A Principal Distribution Amount below.

Principal Payments for Class M Certificates:
The Class M Certificates will NOT receive any principal distributions prior to the Stepdown Date, or if a Trigger Event occurs unless the aggregate principal balance of the Class A Certificates is reduced to zero.

Thereafter (assuming no Trigger Event is in effect), principal distributed to the Class M Certificates will be an amount described under Class M Principal Distribution Amount below.

Principal Remittance Amount:
For any Distribution Date, an amount equal to the aggregate of:
(i)    the principal portion of all scheduled monthly payments on the Mortgage Loans actually received or advanced on or prior to the related Determination Date;
(ii)   the principal portion of all proceeds received in respect of the repurchase of a Mortgage Loan, or, in the case of a substitution, amounts representing a principal adjustment, as required by the pooling and servicing agreement during the related Prepayment Period; and
(iii)  the principal portion of all other unscheduled collections, including insurance proceeds, liquidation proceeds and all full and partial principal prepayments, received during the related Prepayment Period net of reimbursements, including reimbursements to the trustee and the servicer, to the extent applied as recoveries of principal on the Mortgage Loans.

Principal Distribution Amount:
On any Distribution Date, the lesser of (i) the outstanding certificate principal balance of the Class A and Class M Certificates and (ii) the Principal Remittance Amount minus any Overcollateralization Release Amount.

Class A Principal Distribution Amount:
With respect to any Distribution Date prior to the Stepdown Date or on which a Trigger Event is in effect, 100% of the Principal Distribution Amount plus amounts payable under clause 4 under payment priority. With respect to any Distribution Date on or after the Stepdown Date on which a Trigger Event is not in effect, an amount, not less than zero, equal to the excess of (i) the outstanding certificate principal balance of the Class A Certificates over (ii) the lesser of (a) approximately [61.70]% of the outstanding principal balance of the Mortgage Loans on the last day of the related Due Period and (b) the outstanding principal balance of the Mortgage Loans as of the last day of the related Due Period minus 0.50% of the aggregate principal balance of the Mortgage Loans as of the Cut-Off Date.

All distributions of principal to the Class A Certificates on any Distribution Date will be distributed first to the Class A-1 Certificates, second, to the Class A-2 Certificates, third, to the Class A-3 Certificates, and fourth to the Class A-4 Certificates, in each case until the Certificate Principal Balance of each such class of Certificates has been reduced to zero.

Notwithstanding the foregoing, on any Distribution Date on or after which the aggregate Certificate Principal Balance of the Class M and Class CE Certificates has been reduced to zero, principal will be allocated to Class A Certificates on a pro-rata basis based on the Certificate Principal Balance of each such class.

Class M Principal Distribution Amount:
For each Class M Certificate with respect to any Distribution Date on or after the Stepdown Date on which a Trigger Event is not in effect, the excess of (i) the sum of (a) the aggregate outstanding Certificate Principal Balance of all more senior Certificates after distribution of all more senior Principal Distribution Amounts on the related Distribution Date and (b) the outstanding Certificate Principal Balance of the respective Class M Certificates over (ii) the lesser of (a) approximately 100% minus 2X the respective Class M Certificates initial credit support percentage of the outstanding principal balance of the Mortgage Loans on the last day of the related Due Period and (b) the outstanding principal balance of the Mortgage Loans as of the last day of the related Due Period minus 0.50% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date.

Optional Termination:
10% cleanup call based on the Cut-off Date Principal Balance of the mortgage loans.  If such call is exercised, the Class A and Class M Certificateholders are entitled, to the extent of funds available, to:
➢  Outstanding principal balance of the Class A and Class M Certificates
➢  Current interest accrued on such balance at the related Pass-Through Rate
➢  Interest previously earned but not paid (if any)
➢  LIBOR Carryover Amount (if any)

Available Funds:
For any Distribution Date, the sum, net of amounts payable or reimbursable therefrom to the Servicer, the Trustee, the Credit Risk Manager or the Swap Provider (other than any Swap Termination Payment due to a Swap Provider Trigger Event)of: (i) the aggregate amount of scheduled monthly payments on the Mortgage Loans due during the related Due Period and received on or prior to the related Determination Date; (ii) unscheduled payments in respect of the Mortgage Loans (including prepayments, insurance proceeds, liquidation proceeds, subsequent recoveries and proceeds from repurchases of and substitutions for the Mortgage Loans, occurring during the related Prepayment Period or proceeds from the repurchase of the Mortgage Loans due to the Optional Termination of the Trust); (iii) all principal and interest Advances with respect to the Mortgage Loans received for such Distribution Date; and (iv) all compensating interest paid by the Servicer in respect of prepayment interest shortfalls for the related period.

Cap Agreement:
On the Closing Date, the Trust Administrator (in its capacity as Cap Trustee for the Cap Trust)  will enter into a Cap Agreement with the Cap Provider for the benefit of the Class A and Class M Certificates. The Cap Provider will be obligated to make monthly payments to the Cap Trustee (based on a notional amount) when one-month LIBOR exceeds the strike rate for the related period.  The schedule containing the notional amounts are in the tables on page [14].

Swap Agreement:
On the Closing Date, the Trust Administrator (in its capacity as Supplemental Interest Trust
Trustee for the Supplemental Interest Trust) will enter into a Swap Agreement with the Swap
Provider. Under the Swap Agreement, on each Distribution Date (i) the trust shall be obligated to pay to the Swap Provider a strike rate (equal to the strike rate shown in the schedule on page 15) times a notional amount equal to the related swap notional amount set forth in the schedule on page 15 and (ii) the trust will be entitled to receive from the Swap Provider an amount equal to One-Month LIBOR on the notional balance in each case as accrued during the related swap accrual period, until the swap is retired.
Only the net amount of the two obligations above will be paid by the appropriate party. Upon early termination of the Swap Agreement, the trust or the Swap Provider may be liable to make a termination payment to the other party, regardless of which party caused the termination. The Swap Termination Payment will be computed in accordance with the procedures set forth in the Swap Agreement.

Payment Priority:
On each Distribution Date, Available Funds from the Mortgage Loans will be distributed as follows:

1.    From the Interest Remittance Amount, to pay interest on the Class A Certificates on a pro-rata basis based on the entitlement of such class, including any accrued unpaid interest from a prior Distribution Date, and then, excluding any accrued unpaid interest from prior Distribution Dates, to pay interest to the Class M Certificates, sequentially.
2.    Prior to the Stepdown Date or if a Trigger Event is in effect an amount up to the Principal Distribution Amount will be distributed as follows:
a)   To pay the Principal Distribution Amount to the Class A Certificates, until the aggregate Certificate Principal Balance of the Class A Certificates has been reduced to zero. Principal distributed to the Class A Certificates will be distributed sequentially to the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates, in that order, until the Certificate Principal Balances thereof have been reduced to zero
b)    To pay any remaining Principal Distribution Amount to the Class M Certificates sequentially until the Certificate Principal Balance of each such class has been reduced to zero.
3.   On or after the Stepdown Date and if a Trigger Event is not in effect an amount up to the Principal Distribution Amount will be distributed as follows:
a)   To pay up to an amount equal to the Class A Principal Distribution Amount to the Class A Certificates, until the aggregate Certificate Principal Balance of the Class A Certificates has been reduced to zero. Principal distributed to the Class A Certificates will be distributed sequentially to the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates, in that order, until the Certificate Principal Balances thereof have been reduced to zero (except as otherwise specified under Class A Principal Distribution Amount);
b)        To pay up to an amount equal to the respective Class M Principal Distribution Amount, sequentially to the Class M Certificates until the Certificate Principal Balance of each such class is reduced to zero.
4.         To pay Excess Interest, if any, up to an amount sufficient to restore overcollateralization to the required level,  to pay the Class A and Class M Certificates in the same manner in which the Principal Distribution Amount is paid.
5.          From Excess Interest, if any, to pay the Interest Carry Forward Amounts on the Class M Certificates, sequentially.
6.          From Excess Interest, if any, to pay allocated Realized Loss Amounts on the Class M Certificates, sequentially.
7.          From Excess Interest, if any, to pay any LIBOR Carryover Amounts in the following order of priority, in each case to the extent of amounts remaining in the reserve account:
(i)    to the Class A Certificates, on a pro rata basis based first on outstanding certificate principal balance and second on such remaining undistributed LIBOR Carryover Amounts,
(ii)   sequentially to the Class M Certificates any such remaining undistributed LIBOR Carryover Amounts for each class.
8.         To pay certain swap termination payments (caused by a Swap Provider Trigger Event) to the Swap Provider.
9.         To the holders of the Class CE Certificates as provided in the Pooling and Servicing Agreement.
10.       To the holders of the Class R Certificates, any remaining amounts.

Cap Priority:
Any amounts received under the Cap Agreement will be distributed by the Trust Administrator as follows:
1.  To cover Interest Carry Forward Amounts on the Class A Certificates.
2.  To make distributions as set forth in clauses (4) through (7) above to the extent remaining undistributed.
3.  Any remaining amounts to the Class CE Certificates.

Supplemental Interest Trust:
Funds in the Supplemental Interest Trust will be distributed on each Distribution Date in the following order of priority:
1. To the Swap Provider, any net swap payments and certain swap termination payments (other than any Swap Termination Payment due to a Swap Provider Trigger Event (as defined in the Swap Agreement)) owed to the Swap Provider for such Distribution Date.
2. To cover Interest Carry Forward Amounts on the Class A Certificates.
3. To make distributions as set forth in clauses (4) through (7) above to the extent remaining undistributed.
4. Any remaining amounts to the Class CE Certificates.

CREDIT ENHANCEMENT SUMMARY

Senior Enhancement Percentage:
For any distribution date is the percentage obtained by dividing
(x) the aggregate Certificate Principal Balance of the Class M Certificates and the Overcollateralization Amount, calculated after taking into account distribution of the Principal Distribution Amount to the holders of the certificates then entitled to distributions thereof on the related distribution date, by
(y) the aggregate principal balance of the mortgage loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period).

Stepdown Date:
The earlier to occur of:
(i) the Distribution Date immediately following the Distribution Date on which the aggregate Certificate Principal Balance of the Class A Certificates is reduced to zero, and
(ii) the later to occur of:
(x) the 37th Distribution Date and
(y) the first Distribution Date on which the Senior Enhancement Percentage is greater than or equal to twice its initial amount

Trigger Event:
On a Distribution Date, a Trigger Event will be in effect if:
(i)    the aggregate amount of Realized Losses incurred since the Cut-off Date through the last day of the related Due Period divided by the aggregate principal balance of the Mortgage Loans as of the Cut-off Date exceeds the applicable percentages set forth below with respect to such Distribution Date.

Distribution Date	Percentage
August 2009 through July 2010	[1.50]% for the first month plus an additional 1/12th of [1.80]% for each month thereafter
August 2010 through July 2011	[3.30]% for the first month plus an additional 1/12th of [1.95]% for each month thereafter
August 2011 through July 2012	[5.25]% for the first month plus an additional 1/12th of [1.60]% for each month thereafter
August 2012 through July 2013	[6.85]% for the first month plus an additional 1/12th of [0.90]% for each month thereafter
August 2013 and thereafter	[7.75]%

(ii)  If the aggregate principal balance of 60+ Day Delinquent Loans equals or exceeds [42.00%] of the Senior Enhancement Percentage.

60+ Day Delinquent Loan:
The percentage obtained  by  dividing  (x) the aggregate Stated Principal  Balance  of  (i)  Mortgage  Loans Delinquent 60 days or more (including Mortgage Loans in bankruptcy and Delinquent 60 days or more),  (ii) REO Properties and (iii) Mortgage Loans in foreclosure by (y) the aggregate Stated Principal Balance of the  Mortgage Loans, in each case, calculated prior to taking into account  payments  of  principal  on the Mortgage Loans due on the related Due Date or received during the related Prepayment Period.

Credit Enhancement:	Credit Enhancement will be provided by: ➢ Excess Interest ➢ Overcollateralization ➢ Subordination

Class	Initial Credit Support*/**	Target Credit Support**
A	[19.15%]	[38.30%]
M-1	[16.15%]	[32.30%]
M-2	[13.35%]	[26.70%]
M-3	[11.70%]	[23.40%]
M-4	[10.15%]	[20.30%]
M-5	[8.70%]	[17.40%]
M-6	[7.30%]	[14.60%]
M-7	[6.25%]	[12.50%]
M-8	[5.25%]	[10.50%]
M-9	[4.25%]	[8.50%]
* Includes Overcollateralization		**Approximate

Overcollateralization Amount:
For any Distribution Date the excess, if any, of (a) the sum of the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments received or advanced on or before the related Determination Date and principal prepayments received during the related Prepayment Period) over (b) the sum of the aggregate Certificate Principal Balance of the Class A, Class M and Class P Certificates, after giving effect to distributions to be made on such Distribution Date.

Overcollateralization Deficiency:
As of any Distribution Date, the excess, if any, of:
(x)    the Targeted Overcollateralization Amount for such Distribution Date over
(y)   the Overcollateralization Amount for such Distribution Date, calculated for this purpose after taking into account the reduction on such Distribution Date of the Certificate Principal Balances of all classes of Certificates from distributions of the Principal Remittance Amount, but prior to taking into account any Allocated Realized Loss Amounts on such Distribution Date.

Overcollateralization Release Amount:
As of any Distribution Date, the lesser of (a) the Principal Remittance Amount and (b) the excess, if any, of:
(x)    the Overcollateralization Amount for such Distribution Date, calculated for this purpose after taking into account the reduction on such Distribution Date of the Certificate Principal Balances of all classes of Certificates from distributions of the Principal Remittance Amount, but prior to taking into account any Applied Realized Loss Amounts on such Distribution Date, over (y) the Targeted Overcollateralization Amount for such Distribution Date.

Targeted Overcollateralization Amount:
As of any Distribution Date, the Targeted Overcollateralization Amount (a) prior to the Stepdown Date, is an amount equal to approximately [4.25%] of the Principal Balance of the Mortgage Loans as of the Cut-off date; (b) on or after the Stepdown Date provided a Trigger Event is not in effect, the greater of (i) approximately [8.50%] of the then current aggregate outstanding Principal Balance of the Mortgage Loans as of the last day of the related due period and (ii) 0.50% of the principal balance of the Mortgage Loans as of the Cut-off date; and (c) on or after the Stepdown Date and if a Trigger Event is in effect, the Targeted Overcollateralization Amount for the immediately preceding Distribution Date.

Allocation of Losses/ Subordination:
Realized losses on the Mortgage Loans will be applied:
➢  First to reduce the Excess Interest, cash from the cap and swap agreement and Overcollateralization Amount
➢  Then to the Class M Certificates, reverse sequentially, until each such class has been reduced to zero
➢  In no event will losses be allocated to the Class A certificates

Advances:	Subject to certain limitations, the Servicers must advance delinquent payments of principal and interest on the mortgage loans.

Compensating Interest:	The Servicer is obligated to offset any Prepayment Interest Shortfall, on any Distribution Date, with Compensating Interest to the extent its Servicing Fee for each Distribution Date.

Net WAC Cap and Effective Maximum Rate for the Offered Certificates

Period	NWC(1) (%)	Maximum Cap Rate (2) (%)	Period	NWC(1) (%)	Maximum Cap Rate (2) (%)
1	9.64	14.84	44	9.88	12.66
2	7.77	11.96	45	9.22	11.42
3	8.03	12.36	46	9.42	11.79
4	7.77	11.96	47	9.22	11.40
5	8.03	12.35	48	9.42	11.77
6	7.77	11.95	49	9.21	11.38
7	7.77	11.95	50	9.20	11.37
8	8.30	12.77	51	9.41	11.74
9	7.77	11.94	52	9.20	11.35
10	8.03	12.34	53	9.40	11.72
11	7.77	11.93	54	9.19	11.33
12	8.03	12.33	55	9.18	11.33
13	7.77	11.92	56	9.62	12.10
14	7.77	11.92	57	9.18	11.31
15	7.88	12.31	58	9.38	11.67
16	7.78	11.91	59	9.17	11.29
17	7.90	12.30	60	9.38	11.65
18	7.79	11.90	61	9.16	11.27
19	7.80	11.89	62	9.16	11.26
20	8.24	13.15	63	9.37	11.62
21	7.91	11.87	64	9.15	11.24
22	8.14	12.25	65	9.36	11.60
23	9.21	11.79	66	9.14	11.22
24	9.47	12.12	67	9.14	11.21
25	9.26	11.67	68	10.11	12.40
26	9.24	11.61	69	9.13	11.19
27	9.43	11.98	70	9.43	11.55
28	9.23	11.59	71	9.12	11.17
29	9.43	11.96	72	9.42	11.53
30	9.23	11.57	73	9.11	11.15
31	9.23	11.56	74	9.11	11.14
32	9.87	12.79	75	9.41	11.50
33	9.23	11.54	76	9.10	11.12
34	9.43	11.91	77	9.40	11.48
35	9.26	11.52	78	9.09	11.10
36	9.46	11.89	79	9.09	11.09
37	9.25	11.50	80	10.06	12.26
38	9.25	11.49	81	9.08	11.07
39	9.45	11.86	82	9.38	11.43
40	9.24	11.47	83	9.07	11.05
41	9.44	11.84	84	9.37	11.40
42	9.23	11.45	85	9.07	11.03
43	9.23	11.44

Assumptions:
(1)	Assumes 1m LIBOR, 6m LIBOR, 1yr LIBOR and 1yr CMT stays at 5.32%, 5.38%, 5.41% and 4.96% respectively and the cashflows are run to the 10% Optional Termination at the pricing speed.
(2)	Assumes 1mLIBOR, 6mLIBOR, 1 yr LIBOR and 1yr CMT increase instantaneously to 20.00% and the cashflows are run to the 10% Optional Termination at the pricing speed.

Cap Agreement Schedule, Strike=  5.500 % for all Periods.

Period	Notional Balance ($)
1	336,930,800.00
2	333,152,787.40
3	328,621,695.53
4	323,348,583.79
5	317,350,019.80
6	310,646,159.41
7	303,268,768.22
8	295,253,284.50
9	286,657,409.06
10	277,549,358.60
11	268,047,686.88
12	258,819,623.99

Swap Agreement Schedule, Strike= 5.500% for all Periods.

Period	Notional Balance ($)	Period	Notional Balance ($)
1	0.00	35	85,547,137.50
2	0.00	36	82,032,050.98
3	0.00	37	78,640,917.78
4	0.00	38	78,640,917.78
5	0.00	39	78,640,917.78
6	0.00	40	77,390,102.59
7	0.00	41	74,716,358.60
8	0.00	42	72,136,752.93
9	0.00	43	69,647,773.13
10	0.00	44	67,246,170.15
11	0.00	45	64,928,826.86
12	0.00	46	62,692,738.49
13	249,892,411.33	47	60,535,010.83
14	241,256,206.42	48	58,452,920.31
15	232,870,161.90	49	56,443,699.78
16	224,703,753.44	50	54,504,748.47
17	216,778,496.61	51	52,633,568.63
18	208,987,278.88	52	50,827,752.06
19	201,381,894.79	53	49,084,978.39
20	193,743,767.82	54	47,403,069.51
21	185,940,649.20	55	45,779,793.34
22	177,838,925.84	56	44,213,072.60
23	162,206,352.86	57	42,700,786.23
24	147,757,235.64	58	41,241,026.82
25	135,036,095.43	59	39,831,874.57
26	123,990,400.46	60	38,470,859.86
27	118,727,275.78	61	37,157,111.92
28	114,037,850.93	62	35,888,994.27
29	109,514,651.72	63	34,664,895.68
30	105,152,014.82	64	33,483,262.30
31	100,943,837.57	65	32,342,596.22
32	96,884,506.40
33	92,968,685.38
34	89,191,210.52

Sensitivity Analysis – To Maturity
Percent of Prepay Assumption	50%	100%	150%	200%
A-1
WAL (yrs)	1.66	1.00	0.72	0.58
Principal Window (mos)	1 - 39	1 - 22	1 - 16	1 - 12
Principal Window End (date)	Oct-10	May-09	Nov-08	Jul-08

A-2
WAL (yrs)	4.03	2.00	1.53	1.17
Principal Window (mos)	39 - 62	22 - 28	16 - 21	12 - 16
Principal Window End (date)	Sep-12	Nov-09	Apr-09	Nov-08

A-3
WAL (yrs)	6.99	3.00	1.90	1.57
Principal Window (mos)	62 - 112	28 - 53	21 - 25	16 - 22
Principal Window End (date)	Nov-16	Dec-11	Aug-09	May-09

A-4
WAL (yrs)	14.90	7.38	2.43	1.98
Principal Window (mos)	112 - 343	53 - 195	25 - 36	22 - 27
Principal Window End (date)	Feb-36	Oct-23	Jul-10	Oct-09

M-1
WAL (yrs)	10.51	5.44	7.23	5.11
Principal Window (mos)	55 - 302	43 - 161	36 - 123	27 - 86
Principal Window End (date)	Sep-32	Dec-20	Oct-17	Sep-14

M-2
WAL (yrs)	10.48	5.36	5.49	3.92
Principal Window (mos)	55 - 293	41 - 154	58 - 95	42 - 67
Principal Window End (date)	Dec-31	May-20	Jun-15	Feb-13

M-3
WAL (yrs)	10.45	5.30	4.83	3.47
Principal Window (mos)	55 - 283	41 - 147	53 - 91	38 - 64
Principal Window End (date)	Feb-31	Oct-19	Feb-15	Nov-12

Assumptions:
1. Prepayments are capped at 85% CPR.

Sensitivity Analysis – To Maturity
Percent of Prepay Assumption	50%	100%	150%	200%
M-4
WAL (yrs)	10.43	5.26	4.52	3.27
Principal Window (mos)	55 - 275	40 - 142	49 - 88	36 - 62
Principal Window End (date)	Jun-30	May-19	Nov-14	Sep-12

M-5
WAL (yrs)	10.39	5.22	4.31	3.13
Principal Window (mos)	55 - 267	39 - 137	46 - 84	34 - 60
Principal Window End (date)	Oct-29	Dec-18	Jul-14	Jul-12

M-6
WAL (yrs)	10.34	5.18	4.13	3.02
Principal Window (mos)	55 - 258	39 - 131	44 - 81	33 - 57
Principal Window End (date)	Jan-29	Jun-18	Apr-14	Apr-12

M-7
WAL (yrs)	10.28	5.13	4.00	2.92
Principal Window (mos)	55 - 247	38 - 125	43 - 76	32 - 54
Principal Window End (date)	Feb-28	Dec-17	Nov-13	Jan-12

M-8
WAL (yrs)	10.21	5.08	3.90	2.85
Principal Window (mos)	55 - 237	38 - 119	41 - 73	31 - 52
Principal Window End (date)	Apr-27	Jun-17	Aug-13	Nov-11

M-9
WAL (yrs)	10.11	5.02	3.79	2.78
Principal Window (mos)	55 - 225	38 - 112	40 - 69	30 - 49
Principal Window End (date)	Apr-26	Nov-16	Apr-13	Aug-11

Assumptions:
1. Prepayments are capped at 85% CPR.

Sensitivity Analysis – To Optional Termination
Percent of Prepay Assumption	50%	100%	150%	200%
A-1
WAL (yrs)	1.66	1.00	0.72	0.58
Principal Window (mos)	1 - 39	1 - 22	1 - 16	1 - 12
Principal Window End (date)	Oct-10	May-09	Nov-08	Jul-08

A-2
WAL (yrs)	4.03	2.00	1.53	1.17
Principal Window (mos)	39 - 62	22 - 28	16 - 21	12 - 16
Principal Window End (date)	Sep-12	Nov-09	Apr-09	Nov-08

A-3
WAL (yrs)	6.99	3.00	1.90	1.57
Principal Window (mos)	62 - 112	28 - 53	21 - 25	16 - 22
Principal Window End (date)	Nov-16	Dec-11	Aug-09	May-09

A-4
WAL (yrs)	12.84	6.19	2.43	1.98
Principal Window (mos)	112 - 175	53 - 85	25 - 36	22 - 27
Principal Window End (date)	Feb-22	Aug-14	Jul-10	Oct-09

M-1
WAL (yrs)	9.58	4.91	4.14	3.01
Principal Window (mos)	55 - 175	43 - 85	36 - 51	27 - 37
Principal Window End (date)	Feb-22	Aug-14	Oct-11	Aug-10

M-2
WAL (yrs)	9.58	4.85	4.24	3.07
Principal Window (mos)	55 - 175	41 - 85	51 - 51	37 - 37
Principal Window End (date)	Feb-22	Aug-14	Oct-11	Aug-10

M-3
WAL (yrs)	9.58	4.81	4.24	3.07
Principal Window (mos)	55 - 175	41 - 85	51 - 51	37 - 37
Principal Window End (date)	Feb-22	Aug-14	Oct-11	Aug-10

Assumptions:
1. Prepayments are capped at 85% CPR.

Sensitivity Analysis – To Optional Termination
Percent of Prepay Assumption	50%	100%	150%	200%
M-4
WAL (yrs)	9.58	4.78	4.20	3.05
Principal Window (mos)	55 - 175	40 - 85	49 - 51	36 - 37
Principal Window End (date)	Feb-22	Aug-14	Oct-11	Aug-10

M-5
WAL (yrs)	9.58	4.77	4.02	2.93
Principal Window (mos)	55 - 175	39 - 85	46 - 51	34 - 37
Principal Window End (date)	Feb-22	Aug-14	Oct-11	Aug-10

M-6
WAL (yrs)	9.58	4.75	3.86	2.83
Principal Window (mos)	55 - 175	39 - 85	44 - 51	33 - 37
Principal Window End (date)	Feb-22	Aug-14	Oct-11	Aug-10

M-7
WAL (yrs)	9.58	4.74	3.75	2.75
Principal Window (mos)	55 - 175	38 - 85	43 - 51	32 - 37
Principal Window End (date)	Feb-22	Aug-14	Oct-11	Aug-10

M-8
WAL (yrs)	9.58	4.73	3.67	2.70
Principal Window (mos)	55 - 175	38 - 85	41 - 51	31 - 37
Principal Window End (date)	Feb-22	Aug-14	Oct-11	Aug-10

M-9
WAL (yrs)	9.58	4.73	3.60	2.66
Principal Window (mos)	55 - 175	38 - 85	40 - 51	30 - 37
Principal Window End (date)	Feb-22	Aug-14	Oct-11	Aug-10

Assumptions:
1. Prepayments are capped at 85% CPR.

Assumed Monthly Excess Interest at Static Indices

Period	Excess Interest at Static Indices (%)	Period	Excess Interest at Static Indices (%)	Period	Excess Interest at Static Indices (%)
1	3.40	31	3.72	61	3.58
2	2.29	32	3.96	62	3.57
3	2.47	33	3.72	63	3.67
4	2.28	34	3.80	64	3.56
5	2.46	35	3.76	65	3.66
6	2.28	36	3.84	66	3.56
7	2.28	37	3.75	67	3.55
8	2.64	38	3.59	68	4.12
9	2.27	39	3.67	69	3.55
10	2.45	40	3.62	70	3.73
11	2.27	41	3.73	71	3.54
12	2.45	42	3.66	72	3.72
13	2.26	43	3.66	73	3.53
14	2.26	44	3.92	74	3.52
15	2.29	45	3.66	75	3.71
16	2.26	46	3.75	76	3.52
17	2.30	47	3.66	77	3.70
18	2.27	48	3.74	78	3.51
19	2.28	49	3.64	79	3.50
20	2.46	50	3.63	80	4.07
21	2.37	51	3.72	81	3.50
22	2.53	52	3.62	82	3.68
23	3.71	53	3.70	83	3.49
24	3.85	54	3.61	84	3.67
25	3.76	55	3.60	85	3.48
26	3.73	56	3.79
27	3.80	57	3.59
28	3.72	58	3.69
29	3.80	59	3.59
30	3.72	60	3.68

Assumptions:
1) Run at pricing prepayment assumption
2) Excess (30/360)
3) Static Indices: 1mL = 5.32% 6mL = 5.38% 1yrL = 5.41% 1yrCMT = 4.96%
4) Run to 10% Optional Termination
5) Includes payments made from the Cap Agreement and net payments from the Swap Agreement, if any.

Assumed Monthly Excess Interest at Forward Indices

Period	1 Month LIBOR Forwards (%)	6 Month LIBOR Forwards (%)	1 Year LIBOR Forwards (%)	1 Year CMT Forwards (%)	Excess Interest at Forwards (%)	Period	1 Month LIBOR Forwards (%)	6 Month LIBOR Forwards (%)	1 Year LIBOR Forwards (%)	1 Year CMT Forwards (%)	Excess Interest at Forwards (%)
1	5.32000	5.38000	5.41000	4.96000	3.40	44	5.48068	5.56870	5.67595	5.09936	3.96
2	5.32925	5.37971	5.39296	5.04344	2.28	45	5.49003	5.57831	5.68530	5.11377	3.70
3	5.32537	5.36907	5.37669	5.03984	2.46	46	5.49950	5.58784	5.69450	5.12819	3.79
4	5.32509	5.35351	5.35980	5.03625	2.28	47	5.50905	5.59725	5.70357	5.14288	3.71
5	5.32361	5.33342	5.34247	5.02212	2.46	48	5.51851	5.60649	5.71251	5.15794	3.80
6	5.31611	5.31055	5.32537	4.99422	2.28	49	5.52782	5.61552	5.72132	5.17300	3.69
7	5.29778	5.28632	5.30937	4.96632	2.30	50	5.53696	5.62432	5.73000	5.18547	3.68
8	5.26684	5.26259	5.29571	4.93793	2.69	51	5.54592	5.63289	5.73855	5.19456	3.77
9	5.23407	5.24156	5.28574	4.90888	2.35	52	5.55466	5.64126	5.74697	5.20366	3.66
10	5.20723	5.22421	5.27980	4.87983	2.56	53	5.56319	5.64949	5.75527	5.21204	3.77
11	5.18937	5.21054	5.27748	4.84887	2.39	54	5.57145	5.65763	5.76346	5.21949	3.67
12	5.17395	5.20011	5.27810	4.81542	2.59	55	5.57942	5.66572	5.77154	5.22695	3.66
13	5.15848	5.19316	5.28150	4.78196	2.28	56	5.58717	5.67379	5.77953	5.23292	3.85
14	5.14336	5.19026	5.28773	4.75956	2.28	57	5.59496	5.68184	5.78744	5.23696	3.64
15	5.13223	5.19187	5.29677	4.75159	2.32	58	5.60289	5.68985	5.79524	5.24100	3.74
16	5.12701	5.19764	5.30826	4.74363	2.28	59	5.61093	5.69776	5.80291	5.24297	3.65
17	5.12810	5.20679	5.32165	4.74443	2.33	60	5.61888	5.70554	5.81043	5.24222	3.75
18	5.13315	5.21843	5.33633	4.75670	2.29	61	5.62669	5.71316	5.81779	5.24147	3.64
19	5.14147	5.23202	5.35191	4.76897	2.30	62	5.63436	5.72062	5.82499	5.23863	3.63
20	5.15282	5.24705	5.36800	4.78740	2.48	63	5.64188	5.72793	5.83202	5.23306	3.72
21	5.16608	5.26305	5.38427	4.81388	2.39	64	5.64925	5.73509	5.83890	5.22748	3.61
22	5.18074	5.27966	5.40053	4.84037	2.54	65	5.65646	5.74208	5.84561	5.22196	3.73
23	5.19645	5.29660	5.41668	4.86992	3.67	66	5.66352	5.74893	5.85216	5.21650	3.44
24	5.21290	5.31357	5.43262	4.90349	3.81	67	5.67043	5.75561	5.85854	5.21104	3.43
25	5.22975	5.33032	5.44827	4.93706	3.72	68	5.67719	5.76213	5.86478	5.20535	4.02
26	5.24672	5.34663	5.46355	4.96302	3.69	69	5.68379	5.76849	5.87085	5.19935	3.41
27	5.26360	5.36232	5.47844	4.97903	3.76	70	5.69024	5.77470	5.87677	5.19335	3.60
28	5.28012	5.37737	5.49289	4.99504	3.68	71	5.69654	5.78074	5.88254	5.18758	3.41
29	5.29604	5.39188	5.50689	5.00630	3.80	72	5.70267	5.78663	5.88817	5.18213	3.60
30	5.31122	5.40595	5.52047	5.01134	3.72	73	5.70865	5.79236	5.89365	5.17667	3.39
31	5.32545	5.41966	5.53363	5.01639	3.72	74	5.71446	5.79794	5.89900	5.17192	3.38
32	5.33874	5.43311	5.54641	5.01760	3.95	75	5.72012	5.80338	5.90422	5.16810	3.57
33	5.35195	5.44640	5.55884	5.01381	3.71	76	5.72564	5.80868	5.90931	5.16429	3.36
34	5.36525	5.45947	5.57095	5.01003	3.79	77	5.73101	5.81385	5.91428	5.16087	3.57
35	5.37856	5.47222	5.58271	5.00814	3.79	78	5.73624	5.81890	5.91913	5.15796	3.36
36	5.39164	5.48457	5.59415	5.00874	3.87	79	5.74135	5.82382	5.92387	5.15505	3.35
37	5.40437	5.49648	5.60527	5.00934	3.78	80	5.74632	5.82863	5.92851	5.15211	3.95
38	5.41668	5.50789	5.61610	5.01552	3.61	81	5.75118	5.83332	5.93304	5.14913	3.33
39	5.42858	5.51881	5.62664	5.02901	3.69	82	5.75592	5.83791	5.93747	5.14614	3.53
40	5.44005	5.52929	5.63693	5.04249	3.64	83	5.76055	5.84239	5.94181	5.14366	3.33
41	5.45100	5.53943	5.64698	5.05634	3.78	84	5.76507	5.84678	5.94605	5.14183	3.52
42	5.46144	5.54933	5.65682	5.07067	3.70	85	5.76949	5.85107	5.95021	5.14001	3.31
43	5.47131	5.55906	5.66647	5.08499	3.70

Assumptions:
1. Run at pricing prepayment assumption
2. Excess (30/360)
3. Run to 10% Optional Termination
4. Includes payments made from the Cap Agreement and net payments from the Swap Agreement, if any.
5. 15 day lookback for 6m Libor, 1 yr Libor and 1 yr CMT

BREAKEVEN (PRIOR TO 1ST DOLLAR LOSS)

BOND	CDR BE RATE (%)	WAL (yr)	Cum Loss (%)
M-1	25.38	7.12	20.02
M-2	20.74	8.03	17.58
M-3	18.18	9.49	16.08
M-4	15.86	10.12	14.61
M-5	13.86	10.74	13.23
M-6	12.12	11.35	11.96
M-7	10.94	12.31	11.04
M-8	9.97	12.72	10.26
M-9	9.28	12.79	9.68
Assumptions

1.	Stepdown fails in every period
2.	40 % Loss Severity
3.	6 Months Lag
4.	Defaults outside Prepays
5.	Pricing Prepayment Assumption
6.	CDR shown before 1st $ lost
7.	Certificates use 1-month LIBOR forward and collateral uses 6-month LIBOR, 1-year LIBOR and 1-year CMT forwards
8.	15 day lookback for 6m Libor, 1 year LIBOR and 1 yr CMT
9.	100% Principal and Interest Advancing
10.	To maturity

Aggregate Collateral: Summary
Statistics for the Mortgage Loans listed below are based on Cut-off Date scheduled balances.

		Minimum	Maximum

Scheduled Principal Balance:	$371,377,067.58
Number of Mortgage Loans	2,187
Average Scheduled Principal Balance:	$169,811.19	$8,290.54	$1,146,723.50
Weighted Average Gross Coupon:	8.550%	5.375%	13.875%
Non-Zero Weighted Average Original Credit Score:	622	500	810
Weighted Average Combined LTV Ratio (1):	81.11%	16.69%	100.00%
Weighted Average Fully Combined LTV Ratio (2):	82.71%	16.69%	100.00%
Weighted Average Effective LTV Ratio(3):	79.30%	16.69%	100.00%
Weighted Average Stated Remaining Term:	353 months	170 months	359 months
Weighted Average Original Term:	355 months	180 months	360 months
Weighted Average Roll Term:	22 months	4 months	118 months
Weighted Average Gross Margin:	5.536%	1.000%	7.860%
Weighted Average Initial Periodic Rate Cap:	3.013%	1.000%	5.000%
Weighted Average Subsequent Periodic Rate Cap:	1.006%	1.000%	2.000%
Weighted Average Gross Maximum Lifetime Rate:	14.533%	11.375%	19.875%
Weighted Average Gross Minimum Lifetime Rate:	5.625%	1.000%	10.975%
Weighted Average Seasoning:	2 months	1 month	14 months
Weighted Average First Pay Date:	May 2007	June 2006	July 2007
Weighted Average First Adjustment Date:	May 2009	November 2007	May 2017
Percent Interest Only Loans:	6.47%
Percent Second Liens:	2.74%
Percent of Loans That Has First Lien with Silent Seconds:	8.91%
Non-Zero Weighted Average Debt-To-Income Ratio:	42.32%	1.38%	59.98%
(1) Combined LTV = Principal Balance at Origination + Senior Lien Balance (as applicable) / property value
(2)Fully Combined LTV = Principal Balance at Origination+ Senior and  known Junior Lien Balances (as applicable) / property value
(3) Effective LTV = (Principal Balance at Origination+ Senior Lien Balances (as applicable) / property value)* (1-MI coverage) %

Product Type of the Mortgage Loans
Product Type	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
ARM Non-Hybrid	4	1,116,775.55	0.30	279,193.89	8.844	80.82	82.93	80.82	659
Fixed 15 Yrs	39	3,427,544.76	0.92	87,885.76	8.125	63.47	63.47	63.47	622
Fixed 20 Yrs	1	49,410.17	0.01	49,410.17	7.830	89.29	89.29	78.57	688
Fixed 30 Yrs	627	63,973,585.79	17.23	102,031.24	8.871	78.93	79.24	76.99	633
Fixed 30 Yrs IO	13	4,977,915.62	1.34	382,916.59	7.651	72.16	74.17	71.14	679
Fixed Balloon 30/15	39	6,239,942.37	1.68	159,998.52	8.379	77.32	79.24	76.66	628
Fixed Balloon 40/30	111	24,341,572.20	6.55	219,293.44	8.153	78.70	80.26	76.31	633
Hybrid 10 Yrs Fixed IO	1	62,050.00	0.02	62,050.00	12.875	85.00	85.00	85.00	662
Hybrid 2 Yrs Fixed	652	99,995,358.54	26.93	153,367.11	8.891	83.50	85.18	80.54	612
Hybrid 2 Yrs Fixed Balloon	612	141,998,665.98	38.24	232,023.96	8.372	81.88	83.66	80.71	616
Hybrid 2 Yrs Fixed IO	40	13,200,359.51	3.55	330,008.99	7.968	77.83	82.39	77.15	639
Hybrid 3 Yrs Fixed	28	5,238,274.78	1.41	187,081.24	8.489	84.49	86.65	82.94	628
Hybrid 3 Yrs Fixed IO	10	4,507,379.91	1.21	450,737.99	7.518	80.47	83.39	80.47	658
Hybrid 5 Yrs Fixed	2	230,547.93	0.06	115,273.97	8.491	80.63	80.63	80.63	640
Hybrid 5 Yrs Fixed Balloon	3	741,804.50	0.20	247,268.17	8.947	98.21	98.21	98.21	663
Hybrid 5 Yrs Fixed IO	5	1,275,879.97	0.34	255,175.99	7.794	76.31	79.82	76.31	668
Total:	2,187	371,377,067.58	100.00	169,811.19	8.550	81.11	82.71	79.30	622

Principal Balances of the Mortgage Loans at Origination
Range ($)	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
8,300.00 - 25,000.00	73	1,410,931.54	0.38	19,327.83	11.810	92.12	92.12	91.32	613
25,000.01 - 50,000.00	225	8,620,679.18	2.32	38,314.13	11.128	87.39	87.58	87.04	605
50,000.01 - 75,000.00	238	14,924,326.07	4.02	62,707.25	9.893	81.97	82.85	78.39	613
75,000.01 - 100,000.00	273	23,678,658.54	6.38	86,735.01	9.155	78.65	79.97	76.80	610
100,000.01 - 125,000.00	214	24,017,101.52	6.47	112,229.45	8.906	80.41	82.39	77.48	616
125,000.01 - 150,000.00	192	26,389,678.71	7.11	137,446.24	8.893	80.91	82.56	78.47	616
150,000.01 - 175,000.00	182	29,402,639.64	7.92	161,552.97	8.436	79.54	81.48	78.56	620
175,000.01 - 200,000.00	154	29,022,216.25	7.81	188,455.95	8.473	80.01	81.26	77.78	611
200,000.01 - 225,000.00	96	20,388,578.43	5.49	212,381.03	8.358	78.98	80.66	76.95	624
225,000.01 - 250,000.00	92	21,957,372.26	5.91	238,667.09	8.302	81.95	84.69	80.12	616
250,000.01 - 275,000.00	83	21,768,346.32	5.86	262,269.23	8.352	81.43	82.86	79.49	622
275,000.01 - 300,000.00	70	20,044,856.67	5.40	286,355.10	8.242	84.37	86.91	81.85	632
300,000.01 - 350,000.00	90	28,915,179.30	7.79	321,279.77	8.204	81.18	82.79	80.27	626
350,000.01 - 400,000.00	61	22,597,564.04	6.08	370,451.87	8.441	83.05	83.37	80.33	624
400,000.01 - 450,000.00	44	18,815,390.93	5.07	427,622.52	8.141	82.88	83.34	81.91	622
450,000.01 - 500,000.00	37	17,658,536.91	4.75	477,257.75	8.229	83.21	84.32	82.43	641
500,000.01 - 600,000.00	30	16,391,282.56	4.41	546,376.09	8.458	85.11	86.88	83.14	637
600,000.01 - 700,000.00	14	9,069,540.12	2.44	647,824.29	7.809	79.28	83.24	77.72	640
700,000.01 - 800,000.00	6	4,409,829.79	1.19	734,971.63	7.102	66.44	67.88	66.44	651
800,000.01 - 900,000.00	8	6,789,908.30	1.83	848,738.54	7.892	77.88	77.88	77.88	629
900,000.01 - 1,000,000.00	4	3,957,727.00	1.07	989,431.75	7.165	71.96	77.84	71.96	669
1,100,000.01 -1,150,000.00	1	1,146,723.50	0.31	1,146,723.50	5.950	68.66	77.61	68.66	608
Total:	2,187	371,377,067.58	100.00	169,811.19	8.550	81.11	82.71	79.30	622

The average loan balance of the mortgage loans at origination was approximately $170,047.20.

Principal Balances of the Mortgage Loans as of the Cut-off Date
Range ($)	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
8,290.54 - 25,000.00	73	1,410,931.54	0.38	19,327.83	11.810	92.12	92.12	91.32	613
25,000.01 - 50,000.00	225	8,620,679.18	2.32	38,314.13	11.128	87.39	87.58	87.04	605
50,000.01 - 75,000.00	250	15,822,685.87	4.26	63,290.74	9.807	80.74	81.56	77.35	613
75,000.01 - 100,000.00	263	22,969,339.86	6.18	87,335.89	9.186	79.27	80.63	77.36	609
100,000.01 - 125,000.00	216	24,292,161.86	6.54	112,463.71	8.923	80.53	82.49	77.49	616
125,000.01 - 150,000.00	191	26,314,615.56	7.09	137,772.86	8.855	80.49	82.14	78.17	616
150,000.01 - 175,000.00	179	29,013,601.33	7.81	162,087.16	8.448	79.91	81.87	78.90	620
175,000.01 - 200,000.00	155	29,222,035.91	7.87	188,529.26	8.475	80.08	81.32	77.87	611
200,000.01 - 225,000.00	95	20,188,758.77	5.44	212,513.25	8.354	78.87	80.57	76.82	624
225,000.01 - 250,000.00	92	21,957,372.26	5.91	238,667.09	8.302	81.95	84.69	80.12	616
250,000.01 - 275,000.00	83	21,768,346.32	5.86	262,269.23	8.352	81.43	82.86	79.49	622
275,000.01 - 300,000.00	70	20,044,856.67	5.40	286,355.10	8.242	84.37	86.91	81.85	632
300,000.01 - 350,000.00	90	28,915,179.30	7.79	321,279.77	8.204	81.18	82.79	80.27	626
350,000.01 - 400,000.00	61	22,597,564.04	6.08	370,451.87	8.441	83.05	83.37	80.33	624
400,000.01 - 450,000.00	44	18,815,390.93	5.07	427,622.52	8.141	82.88	83.34	81.91	622
450,000.01 - 500,000.00	37	17,658,536.91	4.75	477,257.75	8.229	83.21	84.32	82.43	641
500,000.01 - 600,000.00	30	16,391,282.56	4.41	546,376.09	8.458	85.11	86.88	83.14	637
600,000.01 - 700,000.00	14	9,069,540.12	2.44	647,824.29	7.809	79.28	83.24	77.72	640
700,000.01 - 800,000.00	6	4,409,829.79	1.19	734,971.63	7.102	66.44	67.88	66.44	651
800,000.01 - 900,000.00	8	6,789,908.30	1.83	848,738.54	7.892	77.88	77.88	77.88	629
900,000.01 - 1,000,000.00	4	3,957,727.00	1.07	989,431.75	7.165	71.96	77.84	71.96	669
1,100,000.01 - 1,146,723.50	1	1,146,723.50	0.31	1,146,723.50	5.950	68.66	77.61	68.66	608
Total:	2,187	371,377,067.58	100.00	169,811.19	8.550	81.11	82.71	79.30	622

The average loan balance of the mortgage loans as of the cut-off date was approximately $169,811.19.

Gross Mortgage Rates of the Mortgage Loans at Origination
Range of Gross Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
5.375 - 5.500	1	479,776.00	0.13	479,776.00	5.375	80.00	99.99	80.00	696
5.501 - 6.000	8	4,529,917.51	1.22	566,239.69	5.960	74.37	84.10	74.37	652
6.001 - 6.500	32	8,690,978.95	2.34	271,593.09	6.414	69.20	73.98	68.89	650
6.501 - 7.000	143	35,875,158.25	9.66	250,875.23	6.875	71.00	73.13	70.90	634
7.001 - 7.500	175	39,247,490.77	10.57	224,271.38	7.344	74.13	75.66	73.97	630
7.501 - 8.000	276	59,918,517.77	16.13	217,096.08	7.829	76.00	78.36	74.84	622
8.001 - 8.500	248	49,520,265.57	13.33	199,678.49	8.335	82.14	83.73	81.05	621
8.501 - 9.000	352	62,024,257.91	16.70	176,205.28	8.805	82.04	83.23	79.32	617
9.001 - 9.500	219	36,246,131.02	9.76	165,507.45	9.314	87.24	88.26	84.08	621
9.501 - 10.000	198	32,340,453.67	8.71	163,335.62	9.814	90.18	90.83	86.16	618
10.001 - 10.500	116	14,371,634.81	3.87	123,893.40	10.320	89.79	90.36	84.98	608
10.501 - 11.000	106	10,667,864.49	2.87	100,640.23	10.808	89.76	89.81	86.56	615
11.001 - 11.500	79	6,074,571.19	1.64	76,893.31	11.317	91.14	91.14	88.29	608
11.501 - 12.000	68	4,168,982.61	1.12	61,308.57	11.762	94.06	94.06	93.89	611
12.001 - 12.500	71	3,564,836.04	0.96	50,208.96	12.320	96.92	96.92	96.92	599
12.501 - 13.000	92	3,480,019.76	0.94	37,826.30	12.772	99.02	99.02	98.84	600
13.001 - 13.500	2	146,962.30	0.04	73,481.15	13.309	100.00	100.00	100.00	609
13.501 - 13.875	1	29,248.96	0.01	29,248.96	13.875	95.00	95.00	95.00	561
Total:	2,187	371,377,067.58	100.00	169,811.19	8.550	81.11	82.71	79.30	622

The weighted-average mortgage rate of the mortgage loans as of the cut-off date was approximately 8.550%.

Original Term to Maturity of the Mortgage Loans
Original Term to Maturity (Months)	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
180 - 240	79	9,716,897.30	2.62	122,998.70	8.286	72.50	73.73	72.02	626
241 - 360	2,108	361,660,170.28	97.38	171,565.55	8.557	81.34	82.95	79.50	622
Total:	2,187	371,377,067.58	100.00	169,811.19	8.550	81.11	82.71	79.30	622

The weighted-average original term to maturity of the mortgage loans as of the cut-off date was approximately 355 months.

Remaining Term to Maturity of the Mortgage Loans
Remaining Term to Maturity (Months)	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
170 - 180	78	9,667,487.13	2.60	123,942.14	8.289	72.41	73.65	71.98	626
181 - 240	1	49,410.17	0.01	49,410.17	7.830	89.29	89.29	78.57	688
301 - 359	2,108	361,660,170.28	97.38	171,565.55	8.557	81.34	82.95	79.50	622
Total:	2,187	371,377,067.58	100.00	169,811.19	8.550	81.11	82.71	79.30	622

The weighted-average remaining term to maturity of the mortgage loans as of the cut-off date was approximately 353 months.

Seasoning of the Mortgage Loans
Seasoning (Months)	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
1 - 6	2,122	362,746,011.31	97.68	170,945.34	8.545	81.03	82.53	79.42	622
7 - 12	60	8,504,016.80	2.29	141,733.61	8.706	84.35	89.94	73.91	623
13 - 14	5	127,039.47	0.03	25,407.89	11.707	98.64	98.64	98.64	627
Total:	2,187	371,377,067.58	100.00	169,811.19	8.550	81.11	82.71	79.30	622

The weighted-average seasoning of the mortgage loans as of the cut-off date was approximately 2 months.

Combined Loan-To-Value Ratio of the Mortgage Loans at Origination
Combined Loan-To-Value Ratio (%)	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
16.69 - 20.00	6	377,718.86	0.10	62,953.14	8.703	18.73	18.73	18.73	597
20.01 - 25.00	6	517,305.58	0.14	86,217.60	7.986	23.06	23.06	23.06	617
25.01 - 30.00	5	872,350.46	0.23	174,470.09	8.415	28.11	28.11	28.11	593
30.01 - 35.00	16	1,814,172.85	0.49	113,385.80	8.288	32.93	32.93	32.93	587
35.01 - 40.00	14	1,438,594.47	0.39	102,756.75	8.368	37.58	37.58	37.58	585
40.01 - 45.00	26	5,006,621.50	1.35	192,562.37	7.622	42.57	42.57	42.57	614
45.01 - 50.00	45	6,142,906.80	1.65	136,509.04	7.880	48.06	48.06	48.06	603
50.01 - 55.00	39	6,533,553.12	1.76	167,527.00	7.723	53.06	53.52	53.06	616
55.01 - 60.00	67	11,284,622.27	3.04	168,427.20	7.953	57.84	58.18	57.84	602
60.01 - 65.00	102	19,387,221.35	5.22	190,070.80	8.224	62.99	63.04	62.99	600
65.01 - 70.00	143	29,242,117.18	7.87	204,490.33	7.896	68.72	69.07	68.72	601
70.01 - 75.00	144	27,523,888.32	7.41	191,138.11	7.832	73.94	74.65	73.94	620
75.01 - 80.00	432	84,115,458.20	22.65	194,711.71	7.927	79.59	86.10	79.59	625
80.01 - 85.00	186	31,094,660.14	8.37	167,175.59	8.390	84.53	84.59	83.55	613
85.01 - 90.00	295	51,347,351.71	13.83	174,058.82	8.824	89.68	89.78	86.31	627
90.01 - 95.00	221	39,460,352.70	10.63	178,553.63	9.351	94.88	94.91	89.12	637
95.01 - 100.00	440	55,218,172.07	14.87	125,495.85	9.978	99.95	99.95	95.60	639
Total:	2,187	371,377,067.58	100.00	169,811.19	8.550	81.11	82.71	79.30	622

The weighted-average Combined loan-to-value ratio of the mortgage loans as of the cut-off date was approximately 81.11%.

Fully Combined Loan-To-Value Ratio of the Mortgage Loans at Origination
Fully Combined Loan-To-Value Ratio (%)	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
16.69 - 20.00	6	377,718.86	0.10	62,953.14	8.703	18.73	18.73	18.73	597
20.01 - 25.00	6	517,305.58	0.14	86,217.60	7.986	23.06	23.06	23.06	617
25.01 - 30.00	5	872,350.46	0.23	174,470.09	8.415	28.11	28.11	28.11	593
30.01 - 35.00	16	1,814,172.85	0.49	113,385.80	8.288	32.93	32.93	32.93	587
35.01 - 40.00	14	1,438,594.47	0.39	102,756.75	8.368	37.58	37.58	37.58	585
40.01 - 45.00	26	5,006,621.50	1.35	192,562.37	7.622	42.57	42.57	42.57	614
45.01 - 50.00	45	6,142,906.80	1.65	136,509.04	7.880	48.06	48.06	48.06	603
50.01 - 55.00	37	6,270,875.38	1.69	169,483.12	7.639	53.01	53.01	53.01	619
55.01 - 60.00	66	10,955,165.31	2.95	165,987.35	7.987	57.79	57.86	57.79	601
60.01 - 65.00	102	19,483,166.35	5.25	191,011.43	8.198	62.90	62.98	62.90	602
65.01 - 70.00	144	28,441,824.00	7.66	197,512.67	8.000	68.63	68.74	68.63	600
70.01 - 75.00	137	26,689,715.61	7.19	194,815.44	7.826	73.82	73.91	73.82	619
75.01 - 80.00	295	56,615,218.50	15.24	191,915.99	7.976	79.24	79.43	79.24	619
80.01 - 85.00	184	30,936,768.07	8.33	168,134.61	8.388	84.53	84.53	83.54	613
85.01 - 90.00	294	51,752,264.31	13.94	176,028.11	8.768	89.41	89.65	86.36	627
90.01 - 95.00	237	43,073,804.71	11.60	181,746.01	9.257	93.67	94.87	88.04	636
95.01 - 100.00	573	80,988,594.82	21.81	141,341.35	9.282	93.60	99.90	90.63	638
Total:	2,187	371,377,067.58	100.00	169,811.19	8.550	81.11	82.71	79.30	622

The weighted-average Fully Combined loan-to-value ratio of the mortgage loans as of the cut-off date was approximately 82.71%.

Effective Loan-To-Value Ratio of the Mortgage Loans at Origination
Effective Loan-To-Value Ratio (%)	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
16.69 - 20.00	6	377,718.86	0.10	62,953.14	8.703	18.73	18.73	18.73	597
20.01 - 25.00	6	517,305.58	0.14	86,217.60	7.986	23.06	23.06	23.06	617
25.01 - 30.00	5	872,350.46	0.23	174,470.09	8.415	28.11	28.11	28.11	593
30.01 - 35.00	16	1,814,172.85	0.49	113,385.80	8.288	32.93	32.93	32.93	587
35.01 - 40.00	14	1,438,594.47	0.39	102,756.75	8.368	37.58	37.58	37.58	585
40.01 - 45.00	26	5,006,621.50	1.35	192,562.37	7.622	42.57	42.57	42.57	614
45.01 - 50.00	45	6,142,906.80	1.65	136,509.04	7.880	48.06	48.06	48.06	603
50.01 - 55.00	39	6,533,553.12	1.76	167,527.00	7.723	53.06	53.52	53.06	616
55.01 - 60.00	67	11,284,622.27	3.04	168,427.20	7.953	57.84	58.18	57.84	602
60.01 - 65.00	148	26,951,645.18	7.26	182,105.71	8.539	73.09	73.13	63.53	613
65.01 - 70.00	237	44,134,934.20	11.88	186,223.35	8.328	76.70	77.01	68.10	611
70.01 - 75.00	165	30,539,323.23	8.22	185,086.81	7.904	74.96	75.60	73.96	619
75.01 - 80.00	433	84,164,868.37	22.66	194,376.14	7.927	79.60	86.10	79.59	625
80.01 - 85.00	165	28,079,225.23	7.56	170,177.12	8.372	84.56	84.62	84.56	613
85.01 - 90.00	247	44,053,654.79	11.86	178,354.88	8.839	89.74	89.78	89.68	626
90.01 - 95.00	168	31,116,187.94	8.38	185,215.40	9.305	94.92	94.96	94.92	639
95.01 - 100.00	400	48,349,382.73	13.02	120,873.46	10.060	99.95	99.95	99.95	638
Total:	2,187	371,377,067.58	100.00	169,811.19	8.550	81.11	82.71	79.30	622

The weighted-average Effective loan-to-value ratio of the mortgage loans as of the cut-off date was approximately 79.30%.

Occupancy Type of the Mortgage Loans at Origination
Occupancy Type	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
Primary	2,058	352,249,142.07	94.85	171,160.90	8.538	81.59	83.24	79.80	622
Investor	90	12,045,462.44	3.24	133,838.47	8.939	74.28	75.21	71.28	637
Second Home	39	7,082,463.07	1.91	181,601.62	8.473	68.91	68.91	68.08	627
Total:	2,187	371,377,067.58	100.00	169,811.19	8.550	81.11	82.71	79.30	622

Property Types of the Mortgage Loans
Property Type	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
Single Family	1,967	328,427,369.36	88.44	166,968.67	8.576	81.35	82.90	79.53	621
Condominium	133	23,774,689.56	6.40	178,757.06	8.603	84.47	87.04	83.49	630
Two to Four Family	87	19,175,008.66	5.16	220,402.40	8.034	72.92	73.99	70.15	638
Total:	2,187	371,377,067.58	100.00	169,811.19	8.550	81.11	82.71	79.30	622

Loan Purpose of the Mortgage Loans
Loan Purpose	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
Cash Out Refinance	1,013	191,231,833.05	51.49	188,777.72	8.122	74.95	75.39	73.84	618
Purchase	952	141,582,864.69	38.12	148,721.50	9.174	90.04	93.41	87.25	628
Rate/Term Refinance	222	38,562,369.84	10.38	173,704.37	8.382	78.90	79.68	77.26	621
Total:	2,187	371,377,067.58	100.00	169,811.19	8.550	81.11	82.71	79.30	622

Documentation of the Mortgage Loans at Origination
Documentation Type	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
Full Doc w/ 12 Month Business	24	6,397,340.43	1.72	266,555.85	8.204	74.93	76.22	74.26	633
Full Doc w/ 12 Month Bank	1	34,563.64	0.01	34,563.64	12.750	95.00	95.00	95.00	590
Full Doc w/ 12 Month Personal	216	50,704,023.91	13.65	234,740.85	8.275	80.88	82.49	80.56	624
Lite Doc - 6 Month Bank	17	3,226,066.41	0.87	189,768.61	9.019	89.47	89.47	89.47	645
Full Doc	1,748	267,526,896.06	72.04	153,047.42	8.604	81.63	83.44	80.20	616
No Doc	13	2,726,101.16	0.73	209,700.09	8.590	76.69	76.69	70.79	663
No Ratio Stated Assets	18	4,550,736.72	1.23	252,818.71	8.225	81.65	81.65	74.19	656
No Ratio Verified Assets	9	1,419,142.07	0.38	157,682.45	8.729	76.99	76.99	76.99	653
Stated Income Stated Asset	101	23,779,088.69	6.40	235,436.52	8.714	79.56	79.75	71.21	656
Stated Income Verified Asset	40	11,013,108.49	2.97	275,327.71	8.292	75.33	76.77	73.62	656
Total:	2,187	371,377,067.58	100.00	169,811.19	8.550	81.11	82.71	79.30	622

Lien Position of the Mortgage Loans at Origination
Lien Position	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
First	1,941	361,201,253.54	97.26	186,090.29	8.455	80.60	82.24	78.74	622
Second	246	10,175,814.04	2.74	41,365.10	11.925	99.34	99.34	99.34	623
Total:	2,187	371,377,067.58	100.00	169,811.19	8.550	81.11	82.71	79.30	622

Index of the Mortgage Loans
Index	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
One-Year CMT	5	513,014.95	0.19	102,602.99	10.090	85.02	89.61	76.88	657
One -Year LIBOR	4	1,041,805.50	0.39	260,451.38	8.423	89.92	89.92	89.92	662
Six-Month LIBOR	1,348	266,812,276.22	99.42	197,931.96	8.533	82.29	84.21	80.51	617
Total:	1,357	268,367,096.67	100.00	197,764.99	8.536	82.33	84.24	80.54	617

Prepayment Penalty Status of the Mortgage Loans at Origination
Prepayment Penalty Status	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
Has Prepayment Penalty	1,500	280,727,212.10	75.59	187,151.47	8.385	81.09	82.86	79.40	620
No Prepayment Penalty	687	90,649,855.48	24.41	131,950.30	9.062	81.16	82.23	79.00	629
Total:	2,187	371,377,067.58	100.00	169,811.19	8.550	81.11	82.71	79.30	622

Prepayment Penalty Term of the Mortgage Loans at Origination
Prepayment Penalty Term (Months)	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
None	687	90,649,855.48	24.41	131,950.30	9.062	81.16	82.23	79.00	629
6	1	710,000.00	0.19	710,000.00	6.500	53.58	53.58	53.58	778
12	16	3,400,878.33	0.92	212,554.90	8.958	75.70	75.70	68.92	638
24	1,059	204,920,804.65	55.18	193,504.06	8.467	82.56	84.55	80.97	614
36	423	71,197,926.07	19.17	168,316.61	8.154	77.66	78.92	75.91	634
60	1	497,603.05	0.13	497,603.05	6.250	41.67	41.67	41.67	705
Total:	2,187	371,377,067.58	100.00	169,811.19	8.550	81.11	82.71	79.30	622

Geographic Concentration of the Mortgage Loans
Location	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
California	194	61,527,502.63	16.57	317,152.08	7.865	76.82	78.89	76.11	630
Florida	187	37,250,253.83	10.03	199,199.22	8.580	83.53	84.55	82.36	625
Texas	152	18,170,797.62	4.89	119,544.72	8.723	83.02	83.47	80.52	625
Maryland	85	17,924,925.14	4.83	210,881.47	8.229	79.68	80.69	79.40	605
New York	70	16,264,620.71	4.38	232,351.72	7.915	75.49	76.38	73.40	624
Arizona	91	16,225,398.40	4.37	178,301.08	8.436	81.07	81.79	79.77	628
Illinois	115	15,344,774.45	4.13	133,432.82	8.935	83.19	84.86	79.53	623
New Jersey	48	13,244,183.11	3.57	275,920.48	8.422	78.17	80.23	78.17	617
Virginia	63	12,106,065.51	3.26	192,159.77	8.288	80.47	81.81	79.34	622
Pennsylvania	97	11,908,066.69	3.21	122,763.57	9.018	81.39	82.19	79.92	613
Washington	51	10,835,001.27	2.92	212,451.01	8.624	80.46	82.05	78.49	623
Georgia	69	10,833,318.15	2.92	157,004.61	9.116	84.01	85.55	81.72	624
Colorado	48	10,533,518.54	2.84	219,448.30	8.586	83.72	87.07	81.82	625
North Carolina	63	8,043,622.03	2.17	127,676.54	9.173	85.09	88.20	83.38	617
Minnesota	41	7,266,137.70	1.96	177,222.87	8.405	79.18	80.86	78.94	642
Wisconsin	60	6,900,457.47	1.86	115,007.62	8.862	81.94	83.34	78.57	617
Nevada	33	6,662,419.99	1.79	201,891.51	8.111	79.43	81.62	79.43	614
Iowa	52	6,573,295.95	1.77	126,409.54	8.811	83.20	88.13	81.62	627
Ohio	60	6,324,384.78	1.70	105,406.41	9.798	88.23	89.15	83.93	618
Missouri	58	5,743,822.06	1.55	99,031.41	9.192	84.01	84.54	78.82	619
Louisiana	46	5,730,475.65	1.54	124,575.56	9.075	87.25	89.53	83.85	618
Massachusetts	19	4,512,906.66	1.22	237,521.40	8.333	80.21	81.73	77.41	625
Michigan	33	3,701,151.75	1.00	112,156.11	8.969	85.74	87.17	75.53	622
Oregon	24	3,644,396.86	0.98	151,849.87	8.658	81.50	84.98	81.50	614
South Carolina	27	3,457,083.23	0.93	128,040.12	9.325	85.61	88.58	80.44	620
Indiana	43	3,426,941.10	0.92	79,696.30	9.452	83.81	85.18	79.89	602
Alabama	33	3,133,110.97	0.84	94,942.76	9.317	87.22	88.39	81.54	611
New Mexico	22	2,953,218.04	0.80	134,237.18	8.888	81.13	82.94	79.88	631
Tennessee	27	2,869,870.96	0.77	106,291.52	8.662	84.69	87.43	82.79	626
Delaware	14	2,869,415.12	0.77	204,958.22	8.698	84.29	85.85	80.39	602
Oklahoma	30	2,781,253.18	0.75	92,708.44	9.524	89.89	89.89	87.34	621
Mississippi	23	2,722,757.22	0.73	118,380.75	9.462	86.93	87.23	84.44	619
Kansas	27	2,698,199.89	0.73	99,933.33	9.650	87.24	88.81	86.12	605
Hawaii	7	2,673,486.90	0.72	381,926.70	7.872	66.64	66.64	66.64	609
Utah	15	2,661,548.05	0.72	177,436.54	8.862	88.09	89.14	84.81	641
District of Columbia	8	2,553,535.45	0.69	319,191.93	7.562	64.06	64.06	64.06	592
Connecticut	12	2,512,693.40	0.68	209,391.12	8.702	80.11	80.11	73.09	611
Nebraska	28	2,455,041.85	0.66	87,680.07	10.016	88.14	91.38	87.19	604
Alaska	13	2,352,607.40	0.63	180,969.80	8.176	85.65	90.51	85.65	632
Montana	11	1,699,432.38	0.46	154,493.85	8.600	78.04	80.07	77.79	614
Kentucky	14	1,696,689.15	0.46	121,192.08	9.025	85.36	87.29	81.81	623
West Virginia	15	1,631,597.52	0.44	108,773.17	9.777	89.25	89.25	79.96	620
Idaho	9	1,429,994.55	0.39	158,888.28	8.810	73.51	75.22	73.51	625
Rhode Island	6	1,312,728.57	0.35	218,788.10	8.021	77.59	81.95	72.18	645
Arkansas	12	1,082,961.94	0.29	90,246.83	8.901	77.35	77.35	74.61	601
Maine	9	899,603.19	0.24	99,955.91	8.453	81.73	81.73	79.60	624
South Dakota	8	779,002.46	0.21	97,375.31	9.065	85.17	90.96	85.17	646
New Hampshire	5	585,929.86	0.16	117,185.97	8.946	76.45	76.45	76.45	632
Vermont	2	352,234.49	0.09	176,117.25	8.345	89.60	95.00	89.60	643
North Dakota	6	261,829.41	0.07	43,638.24	9.619	83.68	89.82	83.68	598
Wyoming	2	252,804.35	0.07	126,402.18	8.842	67.57	67.57	67.57	583
Total:	2,187	371,377,067.58	100.00	169,811.19	8.550	81.11	82.71	79.30	622

Mortgage Insurance Status of the Mortgage Loans at Origination
Mortgage Insurance Status	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
No PMI	2,024	345,413,232.29	93.01	170,658.71	8.505	80.19	81.89	80.19	621
United Guaranty	140	20,910,196.14	5.63	149,358.54	9.281	93.46	93.62	67.20	624
Radian	22	4,839,078.60	1.30	219,958.12	8.543	92.86	92.86	69.23	663
RMIC	1	214,560.55	0.06	214,560.55	9.375	100.00	100.00	65.00	670
Total:	2,187	371,377,067.58	100.00	169,811.19	8.550	81.11	82.71	79.30	622

Mortgage Insurance Coverage
Mortgage Insurance Coverage %	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
None	2,024	345,413,232.29	93.01	170,658.71	8.505	80.19	81.89	80.19	621
6	1	441,749.36	0.12	441,749.36	8.750	95.00	95.00	89.30	622
12	22	3,064,845.08	0.83	139,311.14	8.546	84.37	84.37	74.25	614
25	48	7,686,036.11	2.07	160,125.75	8.736	89.66	90.09	67.24	629
30	52	7,902,415.40	2.13	151,969.53	9.567	94.71	94.71	66.30	627
35	40	6,868,789.34	1.85	171,719.73	9.405	100.00	100.00	65.00	648
Total:	2,187	371,377,067.58	100.00	169,811.19	8.550	81.11	82.71	79.30	622

Credit Score of the Mortgage Loans at Origination
Credit Score	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
Not Available	3	465,200.74	0.13	155,066.91	9.002	63.52	63.52	62.03	N/A
500 - 524	53	7,143,845.78	1.92	134,789.54	9.715	62.46	62.59	62.33	515
525 - 549	90	10,434,218.41	2.81	115,935.76	9.335	63.18	63.47	62.74	538
550 - 574	188	27,424,759.62	7.38	145,876.38	8.781	72.34	72.67	70.25	564
575 - 599	407	58,938,467.77	15.87	144,811.96	8.642	79.04	80.59	77.64	587
600 - 624	489	82,129,503.66	22.11	167,954.00	8.635	83.43	85.50	81.87	612
625 - 649	496	91,382,894.83	24.61	184,239.71	8.509	84.32	85.50	82.44	637
650 - 674	299	61,083,918.47	16.45	204,294.04	8.262	84.10	86.01	82.19	661
675 - 699	113	22,177,304.74	5.97	196,259.33	8.104	84.29	87.10	81.37	683
700 - 724	30	6,437,364.43	1.73	214,578.81	8.176	75.75	80.64	74.01	709
725 - 749	10	2,217,369.09	0.60	221,736.91	8.468	83.87	83.87	74.40	734
750 - 774	4	378,955.68	0.10	94,738.92	7.399	68.34	68.34	61.68	760
775 - 799	2	736,969.22	0.20	368,484.61	6.656	55.28	55.28	55.28	778
800 - 810	3	426,295.14	0.11	142,098.38	8.874	94.72	94.72	75.73	810
Total:	2,187	371,377,067.58	100.00	169,811.19	8.550	81.11	82.71	79.30	622

The non-zero weighted-average credit score of the mortgage loans as of the cut-off date was approximately 622.

Debt-To-Income Ratio of the Mortgage Loans at Origination
Debt-To-Income Ratio (%)	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
Not Available	40	8,695,979.95	2.34	217,399.50	8.422	79.34	79.34	73.58	657
0.01 - 10.00	23	2,161,210.30	0.58	93,965.67	9.133	80.44	80.88	78.47	615
10.01 - 20.00	114	12,291,180.09	3.31	107,817.37	8.940	76.22	76.41	75.54	612
20.01 - 30.00	243	32,673,466.44	8.80	134,458.71	8.414	75.51	75.82	74.26	620
30.01 - 40.00	471	76,967,026.82	20.72	163,411.95	8.610	80.41	81.28	79.32	623
40.01 - 50.00	830	154,634,754.81	41.64	186,306.93	8.661	83.34	84.77	81.47	624
50.01 - 59.98	466	83,953,449.17	22.61	180,157.62	8.284	80.75	84.23	78.43	617
Total:	2,187	371,377,067.58	100.00	169,811.19	8.550	81.11	82.71	79.30	622

The non-zero weighted-average debt-to-income ratio of the mortgage loans as of the cut-off date was approximately 42.32%.

Channel of the Mortgage Loans
Channel (%)	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
Retail	1,099	208,921,972.08	56.26	190,101.89	8.538	79.50	82.00	78.22	615
Wholesale	698	127,101,178.12	34.22	182,093.38	8.265	82.33	82.62	80.45	629
Correspond	390	35,353,917.38	9.52	90,651.07	9.648	86.21	87.18	81.60	640
Total:	2,187	371,377,067.58	100.00	169,811.19	8.550	81.11	82.71	79.30	622

Margin of the Adjustable-Rate Mortgage Loans
Range of Margins of the Adjustable Rate Mortgage Loans (%)	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
1.000 - 1.500	2	225,248.24	0.08	112,624.12	6.833	52.70	52.70	52.70	664
1.501 - 2.000	4	1,138,001.00	0.42	284,500.25	7.868	77.22	81.15	77.22	663
2.001 - 2.500	9	1,949,637.56	0.73	216,626.40	7.886	79.09	79.71	79.09	656
2.501 - 3.000	10	3,585,154.41	1.34	358,515.44	8.421	83.21	83.64	83.21	650
3.001 - 3.500	8	1,458,287.61	0.54	182,285.95	8.601	88.71	88.71	88.71	651
3.501 - 4.000	20	7,260,015.46	2.71	363,000.77	7.088	70.27	73.85	69.73	644
4.001 - 4.500	86	21,043,759.99	7.84	244,694.88	7.406	74.55	79.35	73.94	634
4.501 - 5.000	181	47,310,168.39	17.63	261,382.15	7.681	74.70	77.54	74.38	615
5.001 - 5.500	225	44,144,539.46	16.45	196,197.95	8.166	79.77	82.31	78.93	621
5.501 - 6.000	212	39,639,678.19	14.77	186,979.61	8.487	81.87	84.31	80.40	607
6.001 - 6.500	576	96,407,303.91	35.92	167,373.79	9.486	89.57	89.88	86.18	612
6.501 - 7.000	16	3,026,351.55	1.13	189,146.97	9.387	94.31	95.17	90.10	630
7.001 - 7.500	5	756,221.25	0.28	151,244.25	9.827	91.56	95.89	88.70	607
7.501 - 7.860	3	422,729.65	0.16	140,909.88	9.632	98.77	98.77	78.11	614
Total:	1,357	268,367,096.67	100.00	197,764.99	8.536	82.33	84.24	80.54	617

The weighted-average margin of the adjustable rate mortgage loans as of the cut-off date was approximately 5.536%.

Next Rate Adjustment Date of the Adjustable-Rate Mortgage Loans
Next Rate Adjustment Date	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
November 2007	2	925,873.09	0.35	462,936.55	8.502	79.81	79.81	79.81	658
May 2008	2	190,902.46	0.07	95,451.23	10.500	85.74	98.09	85.74	663
September 2008	5	789,240.33	0.29	157,848.07	8.455	92.46	92.46	68.15	650
October 2008	6	1,422,826.59	0.53	237,137.77	8.282	82.37	87.34	77.78	635
November 2008	5	571,688.17	0.21	114,337.63	10.006	81.79	81.79	64.86	583
December 2008	16	2,790,622.79	1.04	174,413.92	8.334	79.89	90.80	73.50	612
January 2009	15	2,671,718.45	1.00	178,114.56	8.913	86.82	93.86	74.02	619
February 2009	47	8,282,440.39	3.09	176,222.14	8.488	82.81	87.68	69.29	614
March 2009	77	11,617,771.04	4.33	150,880.14	8.858	86.41	90.69	70.59	617
April 2009	88	18,452,732.36	6.88	209,690.14	8.265	82.67	85.41	77.95	619
May 2009	965	194,097,308.55	72.33	201,137.11	8.572	81.90	83.31	81.90	615
June 2009	80	14,498,035.36	5.40	181,225.44	8.437	82.75	83.61	82.75	618
December 2009	3	450,412.54	0.17	150,137.51	8.628	83.10	95.16	74.39	576
January 2010	1	54,164.50	0.02	54,164.50	9.750	80.00	100.00	80.00	560
February 2010	2	713,549.09	0.27	356,774.55	8.335	71.33	75.91	71.33	624
March 2010	2	446,435.03	0.17	223,217.52	7.781	77.82	77.82	68.47	657
April 2010	2	276,907.06	0.10	138,453.53	8.194	67.70	67.70	67.70	631
May 2010	27	7,699,251.74	2.87	285,157.47	7.971	84.65	86.57	84.65	648
June 2010	1	104,934.73	0.04	104,934.73	8.375	70.00	70.00	70.00	645
May 2012	8	1,875,361.83	0.70	234,420.23	8.115	82.13	84.52	82.13	668
June 2012	2	372,870.57	0.14	186,435.29	8.905	93.30	93.30	93.30	643
May 2017	1	62,050.00	0.02	62,050.00	12.875	85.00	85.00	85.00	662
Total:	1,357	268,367,096.67	100.00	197,764.99	8.536	82.33	84.24	80.54	617

The weighted-average next rate adjustment date of the adjustable rate mortgage loans as of the cut-off date was approximately May 2009.

Maximum Mortgage Rate of the Adjustable-Rate Mortgage Loans
Range of Maximum Mortgage Rates of the Adjustable Rate Mortgage Loans (%)	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
11.375 - 11.500	1	479,776.00	0.18	479,776.00	5.375	80.00	99.99	80.00	696
11.501 - 12.000	8	4,061,431.51	1.51	507,678.94	6.047	73.59	82.89	73.59	649
12.001 - 12.500	26	6,551,374.39	2.44	251,975.94	6.418	72.17	77.86	72.17	627
12.501 - 13.000	86	23,767,077.02	8.86	276,361.36	6.898	73.06	76.00	72.76	627
13.001 - 13.500	103	25,482,474.01	9.50	247,402.66	7.388	75.63	77.38	75.37	622
13.501 - 14.000	173	42,882,246.48	15.98	247,874.26	7.834	76.58	79.17	75.91	615
14.001 - 14.500	173	36,313,933.86	13.53	209,907.13	8.339	83.33	85.37	82.50	618
14.501 - 15.000	240	46,262,667.50	17.24	192,761.11	8.806	83.78	85.16	81.49	614
15.001 - 15.500	156	29,298,931.15	10.92	187,813.66	9.321	89.41	90.49	86.14	622
15.501 - 16.000	162	26,719,551.41	9.96	164,935.50	9.819	91.11	91.81	87.61	615
16.001 - 16.500	80	11,115,782.16	4.14	138,947.28	10.279	90.21	91.35	84.62	606
16.501 - 17.000	61	7,338,414.62	2.73	120,301.88	10.783	88.97	89.20	86.45	609
17.001 - 17.500	37	3,390,987.16	1.26	91,648.30	11.367	86.93	86.93	82.59	587
17.501 - 18.000	32	3,193,940.03	1.19	99,810.63	11.514	90.08	90.08	85.51	601
18.001 - 18.500	11	870,779.12	0.32	79,161.74	12.360	90.70	90.70	90.70	572
18.501 - 19.000	5	461,518.99	0.17	92,303.80	12.710	98.81	98.81	97.51	616
19.001 - 19.500	2	146,962.30	0.05	73,481.15	13.309	100.00	100.00	100.00	609
19.501 - 19.875	1	29,248.96	0.01	29,248.96	13.875	95.00	95.00	95.00	561
Total:	1,357	268,367,096.67	100.00	197,764.99	8.536	82.33	84.24	80.54	617

The weighted-average maximum mortgage rate of the adjustable rate mortgage loans as of the cut-off date was approximately 14.533%.

Minimum Mortgage Rate of the Adjustable-Rate Mortgage Loans
Range of Minimum Mortgage Rates of the Adjustable Rate Mortgage Loans (%)	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
1.000 - 1.500	2	225,248.24	0.08	112,624.12	6.833	52.70	52.70	52.70	664
1.501 - 2.000	4	1,138,001.00	0.42	284,500.25	7.868	77.22	81.15	77.22	663
2.001 - 2.500	8	1,848,565.67	0.69	231,070.71	7.832	79.04	79.69	79.04	652
2.501 - 3.000	10	3,585,154.41	1.34	358,515.44	8.421	83.21	83.64	83.21	650
3.001 - 3.500	8	1,458,287.61	0.54	182,285.95	8.601	88.71	88.71	88.71	651
3.501 - 4.000	20	7,260,015.46	2.71	363,000.77	7.088	70.27	73.85	69.73	644
4.001 - 4.500	84	20,523,392.50	7.65	244,326.10	7.404	74.35	79.27	73.72	634
4.501 - 5.000	173	46,162,331.42	17.20	266,834.29	7.667	74.54	77.46	74.39	615
5.001 - 5.500	221	43,604,866.91	16.25	197,307.09	8.151	79.67	82.20	78.91	622
5.501 - 6.000	205	38,128,352.68	14.21	185,991.96	8.465	81.86	84.31	80.42	606
6.001 - 6.500	566	94,472,107.96	35.2	166,911.85	9.477	89.57	89.86	86.41	612
6.501 - 7.000	11	2,207,496.60	0.82	200,681.51	9.212	94.10	94.80	89.94	634
7.001 - 7.500	4	930,522.51	0.35	232,630.63	8.628	86.88	86.88	86.88	618
7.501 - 8.000	5	818,935.35	0.31	163,787.07	8.484	84.30	84.30	72.47	622
8.001 - 8.500	7	1,157,593.86	0.43	165,370.55	8.282	77.47	78.96	72.54	642
8.501 - 9.000	9	1,363,625.20	0.51	151,513.91	8.889	90.61	93.03	81.53	644
9.001 - 9.500	7	836,634.75	0.31	119,519.25	9.232	85.50	91.96	78.57	604
9.501 - 10.000	6	1,032,517.44	0.38	172,086.24	9.901	92.57	93.62	84.75	606
10.001 - 10.500	3	476,979.02	0.18	158,993.01	10.235	99.36	99.36	95.68	626
10.501 - 10.975	4	1,136,468.08	0.42	284,117.02	10.845	88.56	88.56	74.69	592
Total:	1,357	268,367,096.67	100.00	197,764.99	8.536	82.33	84.24	80.54	617

The weighted-average minimum mortgage rate of the adjustable rate mortgage loans as of the cut-off date was approximately 5.625%.

Initial Periodic Cap of the Adjustable-Rate Mortgage Loans
Initial Periodic Cap (%)	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
1.000	2	925,873.09	0.35	462,936.55	8.502	79.81	79.81	79.81	658
2.000	6	887,242.44	0.33	147,873.74	8.781	82.01	84.67	75.21	644
3.000	1,336	263,401,287.27	98.15	197,156.65	8.540	82.33	84.19	80.53	617
5.000	13	3,152,693.87	1.17	242,514.91	8.093	82.94	89.70	82.94	649
Total:	1,357	268,367,096.67	100.00	197,764.99	8.536	82.33	84.24	80.54	617

The weighted-average initial periodic cap of the adjustable rate mortgage loans as of the cut-off date was approximately 3.013%.

Subsequent Periodic Cap of the Adjustable-Rate Mortgage Loans
Subsequent Periodic Cap (%)	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
1.000	1,347	266,729,520.40	99.39	198,017.46	8.532	82.29	84.20	80.52	617
2.000	10	1,637,576.27	0.61	163,757.63	9.055	88.39	89.83	84.71	656
Total:	1,357	268,367,096.67	100.00	197,764.99	8.536	82.33	84.24	80.54	617

The weighted-average subsequent periodic cap of the adjustable rate mortgage loans as of the cut-off date was approximately 1.006%.

Interest Only Term of the Mortgage Loans at Origination
Interest Only Term (Months)	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
None	2,118	347,353,482.57	93.53	164,000.70	8.600	81.39	82.84	79.50	620
60	56	19,496,560.78	5.25	348,152.87	7.876	78.66	82.94	78.07	644
120	12	4,414,857.48	1.19	367,904.79	7.564	69.80	70.82	69.80	687
180	1	112,166.75	0.03	112,166.75	8.375	90.00	90.00	67.50	756
Total:	2,187	371,377,067.58	100.00	169,811.19	8.550	81.11	82.71	79.30	622

Historical Delinquency of the Mortgage Loans
Historical Delinquency (Past 12 Months)	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
0x30 Days Delinquent	2,187	371,377,067.58	100.00	169,811.19	8.550	81.11	82.71	79.30	622
Total:	2,187	371,377,067.58	100.00	169,811.19	8.550	81.11	82.71	79.30	622

Rating Agency Contacts

Moody’s	Greg Bassermann (212) 553-1709

DBRS	Sagar Kongettira (212) 806-3266